ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) dated effective as of June 8, 2007.

AMONG:

ALEX CRAVEN, of 64 Knightsbridge, London, England SW1X 7JF

(“Mr. Craven”)

AND:

RICHARD MOORE, of 1115 Finchley Road, London, NW11 0QD

(“Mr. Moore”)

AND:

FOX PETROLEUM INC., a public company incorporated under the laws of the State of Nevada, with an office at 64 Knightsbridge, London, England, SW1X 7JF

(“Fox”)

AND:

CLARK WILSON LLP, of 800 – 885 West Georgia Street, Vancouver, BC V6C 3H1

(the “Escrow Agent”)

WHEREAS:

A.                       In an Agreement dated June 8th, 2007, Mr. Craven has agreed to sell and Mr. Moore has agreed to buy, 6,000,000 restricted shares of common stock of Fox (each, a “Share”);

B.                       Mr. Moore, pursuant to an Employment Agreement dated June 8, 2007, (the “Employment Agreement”) is the President and CEO of Fox (the “Employment”); and,

C.                       Mr. Craven and Mr. Moore have agreed that the Shares will be held by the Escrow Agent and released only in accordance with the terms of this Agreement.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.                       INTERPRETATION

1.1                     In this Agreement:

(a)	the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;

(b)	all references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires; and

(c)	when the context hereof makes it possible, the word “person” includes in its meaning any firm and any body corporate or politic.

1.2                     Unless the context otherwise requires, reference in this Agreement to:

(a)

"Earned Shares" shall mean the number of Shares to which Mr. Moore is entitled to upon termination of the Employment Agreement and is to be computed as follows (in the case of a fractional number of Earned Shares, the Earned Shares will be rounded down to the nearest whole number):

X	=	Y(A)
B

where:

X = Earned Shares

Y = 500,000 Shares

A = The number of calendar days for which the Employment Agreement was in effect and not terminated during the relevant three month period

B = The number of calendar days in the relevant three month period; and

(b)	“Unearned Shares” shall mean 500,000 Shares less the Earned Shares.

2.                       DEPOSIT INTO ESCROW

2.1                     Upon the effective date of this Agreement, Mr. Craven will deliver the Shares, in the form of twelve share certificates to the Escrow Agent. The twelve share certificates will each represent 500,000 restricted shares in the capital stock of Fox. Each of the twelve share certificates will certify that Mr. Moore is the owner of the Shares represented by that certificate. The Escrow Agent will hold the Shares in escrow subject to the terms and conditions of this Agreement.

3.                      ESCROW PROVISIONS

3.1                     Mr. Craven and Mr. Moore hereby direct the Escrow Agent to retain the Shares and not to cause anything to be done to release the same from escrow except in accordance with this Agreement. The Escrow Agent accepts its responsibilities hereunder and agrees to perform them in accordance with the terms hereof.

3.2                     The Escrow Agent will hold the Shares in escrow and will, unless prohibited by an order of a court of competent jurisdiction:

(a)

if the Employment Agreement is terminated by any party for any reason whatsoever before all of the Shares are to be delivered to Mr. Moore pursuant to this Agreement, the Escrow Agent shall deliver the Earned Shares being held in escrow to Mr. Moore and deliver all Unearned Shares to Fox, the title to which the Unearned Shares shall be transferred by Fox to Mr. Craven;

(b)

deliver the Shares to Mr. Moore at the address set out in Section 6 of this Agreement, or such other address as advised by Mr. Moore in writing from time to time, in the event of the following (collectively, “Change of Control Transaction”):

(i)

an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of Fox, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of Fox (except that the acquisition of voting securities by Mr. Moore shall not constitute a Change of Control Transaction for purposes hereof),

(ii)

a replacement at one time or over time of more than one-half of the members of the board of directors of Fox which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof),

	(iii)	the merger, consolidation or sale of fifty percent (50%) or more of the assets of Fox or any subsidiary of Fox in one or a series of related transactions with or into another entity, or,

	(iv)	the execution by Fox of an agreement to which Fox is a party or by which it is bound, providing for any of the events set forth in this Section 3.2(b); or,

(c)

except in the circumstances referred to in section 3.2(a) and 3.2(b), deliver the Shares to Mr. Moore in accordance with the table in Schedule “A” to this Agreement, for so long as Mr. Moore continues his Employment.

3.3                     In the event that any Unearned Shares are delivered by the Escrow Agent to Fox in accordance with section 3.2(a) hereof, Fox will have the Unearned Shares transferred and registered in the name of Mr. Craven promptly upon receipt.

3.4                     The Escrow Agent is authorized by Mr. Craven and Mr. Moore to make the deliveries required by Sections 3.2 and 3.3 of this Agreement.

3.5                     In the event that any Unearned Shares are delivered by the Escrow Agent to Fox in accordance with section 3.2(a) of this Agreement, Fox is authorized by Mr. Craven and Mr. Moore to transfer those Unearned Shares as required by Section 3.3 of this Agreement.

3.6                     The provisions of this Section 3 shall survive the termination or resignation of the Escrow Agent or the termination of this Agreement.

4.                       ESCROW AGENT

4.1                     In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

4.2                     Fox, Mr. Craven and Mr. Moore agree that at all times hereafter, they will save, defend and keep harmless and fully indemnify the Escrow Agent and its successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent’s compliance in good faith with the terms hereof.

4.3                     In case proceedings should hereafter be taken in any court respecting the Shares, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Clause 4.2 against its costs of such proceedings.

4.4                     The Escrow Agent will have no responsibility in respect of loss of the Shares except the duty to exercise such care in the safekeeping thereof as it would exercise if the Shares belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

4.5                     The Escrow Agent will not be bound in any way by any contract between the other parties hereto whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent will be to hold the Shares as herein directed and to pay and deliver the same to such persons and other such conditions as are herein set forth. The Escrow Agent will not be required to pass upon the sufficiency of any of the Shares or to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated any documents have the authority to do so or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential for their validity, but it shall be sufficient for all purposes under this Agreement insofar as the Escrow Agent is concerned that the said documents are deposited with it as herein specified by the parties executing this Agreement with the Escrow Agent.

4.6                     In the event that the delivery of the Shares is stayed or enjoined by any court order or if any court order is issued affecting the Shares or any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, comply with all orders so issued, whether any such order has or does not have jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent complies with any such orders, it will not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding that such orders may be subsequently modified.

4.7                     Except as herein otherwise provided, the Escrow Agent may disregard, in its sole discretion, any and all notices and warnings which may be given to it by any of the parties hereto or by any other person, firm, association or corporation.

4.8                     If the Escrow Agent receives any valid court order contrary to the instructions contained in this Agreement, the Escrow Agent may continue to hold the Shares until the lawful determination of the issue between the parties hereto.

4.9                     If written notice of protest is made by Fox, Mr. Craven or Mr. Moore to the Escrow Agent to any action contemplated by the Escrow Agent under this Agreement, and such notice sets out reasons for such protest, the Escrow Agent may, at its sole discretion, continue to hold the Shares until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.

4.10                    Notwithstanding anything herein to the contrary, the Escrow Agent may act upon any written instructions given jointly by Mr. Craven and Mr. Moore.

4.11                    Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between Mr. Craven and Mr. Moore, this Agreement or any matters arising thereto, the Escrow Agent may in its sole discretion deliver and interplead the Shares into court and such delivery and interpleading will be an effective discharge to the Escrow Agent.

4.12                    The provisions of this Section 4 shall survive the termination or resignation of the Escrow Agent or the termination of this Agreement.

5.                       TERMINATION

5.1                     This Agreement will terminate upon the completion of delivery of the Shares pursuant to Section 3 of this Agreement or through the resignation or termination of the Escrow Agent as described in Section 5.2 below.

5.2                     The Escrow Agent may resign as Escrow Agent by giving not less than five (5) days’ notice thereof to Mr. Craven and Mr. Moore. Mr. Craven and Mr. Moore, jointly but not severally, may terminate the Escrow Agent by giving not less than five (5) days’ notice to the Escrow Agent. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is five (5) days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow

Agent, Mr. Craven and Mr. Moore may agree upon. All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent. In the event of termination or resignation of the Escrow Agent for any reason, the Escrow Agent shall, within that five (5) days’ notice period deliver the Shares to the new escrow agent to be named by Mr. Craven and Mr. Moore.

6.                       FEES

6.1                     Fox will pay all of the compensation of the Escrow Agent and will reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements incurred by its counsel.

7.                       GENERAL

7.1                     Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by all of the parties.

7.2                     This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors.

7.3                     The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be reasonably necessary to give full effect to the provisions and intent of this Agreement.

7.4                     This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and applicable federal laws related thereto.

7.5                     Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address:

(a)	If to Mr. Craven:

64 Knightsbridge,
London, England SW1X 7JF,

Telephone: 011-44-7968171519

(b)	If to Mr. Moore: 1115 Finchley Road
London England, NW11 0QD

Telephone: 44-7914-217-726

(c)	If to Fox:

64 Knightsbridge
London, England, SW1X 7JF

Telephone: 44-796-817-1519

(d)	If to the Escrow Agent:

Clark Wilson LLP Barristers and Solicitors
800 – 885 West Georgia Street
Vancouver, British Columbia Canada V6C 3H1

Fax: (604) 687-6314 Attention: Bernard Pinsky

(or to such other address as any party may specify by notice in writing to another party). Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the electronic communication was successfully transmitted, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

7.6                     Time is of the essence of this Agreement.

7.7                     It is understood and agreed by the parties to this Agreement that the only duties and obligations of the Escrow Agent are those specifically stated herein and no other.

7.8                     This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first written above.

WITNESSED BY:	)
)
M. C. Stoffberg	)
Name	)
64 Knightsbridge	)
Address	)	/s/ Alex Craven
	)	ALEX CRAVEN
)
Administrator	)
Occupation	)

WITNESSED BY:	)
)
/s/ A. Shapino	)
Name	)
A. Shapino	)
Address	)
	)	RICHARD MOORE
)
)
Occupation	)

FOX PETROLEUM INC.

Per:	/s/ Alex Craven
Name: Alex Craven
Title: President

CLARK WILSON LLP

Per:	/s/ B. Pinsky
Partner

Schedule “A”

TO THE ESCROW AGREEMENT
AMONG ALEX CRAVEN, RICHARD MOORE, FOX PETROLEUM INC. AND CLARK WILSON LLP
(the “Agreement”)

SALE OF 6,000,000 SHARES OF FOX PETROLEUM INC. (the “Fox Shares”) TO RICHARD MOORE

Pursuant and subject to the terms and conditions of the Agreement, Clark Wilson LLP will deliver to Richard
Moore the Fox Shares as indicated in the table below:

Release Date	Number of Shares
July 20, 2007 (the “First Release Date”)	500,000
Three months from the First Release Date	500,000
Six months from the First Release Date	500,000
Nine months from the First Release Date	500,000
Twelve months from the First Release Date	500,000
Fifteen months from the First Release Date	500,000
Eighteen months from the First Release Date	500,000
Twenty-one months from the First Release Date	500,000
Twenty-four months from the First Release Date	500,000
Twenty-seven months from the First Release Date	500,000
Thirty months from the First Release Date	500,000
Thirty-three months from the First Release Date	500,000